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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SCBT FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON DECEMBER [    ], 2008

TO OUR SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina, on                   , December     , 2008, at         p.m., for the following purposes:

  1.
  To approve a proposed amendment and restatement of the Company's Articles of Incorporation to authorize the issuance of up to ten million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class or series or preferred stock, as are set by the Board of Directors, and to delete certain obsolete provisions of the Articles of Incorporation, as set forth in the Company's proxy statement (the "Amendment and Restatement"); and

  2.
  To grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the Amendment and Restatement or (b) a quorum is not present at the Special meeting.

  3.
  To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

        Only shareholders of record at the close of business on November 17, 2008, are entitled to notice of and to vote at the Special Meeting and any adjournment of the Special Meeting.

        You are cordially invited and urged to attend the Special Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO PROMPTLY VOTE BY TELEPHONE, INTERNET, OR BY MAIL ON THE PROPOSALS PRESENTED, FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD FOR WHICHEVER VOTING METHOD YOU PREFER. IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. If you need assistance in completing your proxy, please call the Company at (800) 277-2175. If you are the record owner of your shares and attend the Special Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by the record owner of shares at any time before it is exercised by giving notice of revocation to our Secretary, or by returning a properly executed proxy with a later date at or before the meeting. If your shares are held in "street name" by your broker, you must follow the instructions you will receive from your broker to change or revoke your proxy.

        Holders of our common stock may be entitled to assert dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act, a copy of which is attached as Appendix C, if the amended and restated articles of incorporation are approved and are filed with the South Carolina Secretary of State.

        We do not know of any other matters to be presented at the Special Meeting, but if other matters are properly presented, the persons named as proxy agents will vote on such matters in their discretion.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSALS.

By Order of the Board of Directors
Renee R. Brooks Secretary
November , 2008

SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

        We are providing this proxy statement to our shareholders in connection with the solicitation of proxies by the Board of Directors of SCBT Financial Corporation (the "Company") for use at a Special Meeting of shareholders (the "Special Meeting") to be held on                                    , December     , 2008 at                          p.m. at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina, and at any adjournment or adjournments thereof. Throughout this Proxy Statement, we use terms such as "we," "us," "our" and "our Company" to refer to SCBT Financial Corporation, and terms such as "you" and "your" to refer to our shareholders.

        A Notice of Special Meeting is attached to this proxy statement and a form of proxy is enclosed. We first began mailing this Proxy Statement to shareholders on or about November [            ], 2008. We are paying the costs of this solicitation of proxies and other expenses associated with the Special Meeting. Solicitation of proxies may be made by mail or personal contact, including by telephone, or other electronic means by our directors, officers and regular employees, who will not be specially compensated. We intend to request that brokerage houses, nominees, fiduciaries and other custodians forward solicitation materials to beneficial owners of our common stock and obtain their voting instructions, if necessary, and we will reimburse them for their expenses. [We may engage a proxy solicitor, at an estimated cost of                                    , plus expenses, to assist in the distribution of proxy materials and the solicitation of proxies.]

GENERAL INFORMATION

Purpose of the Meeting

        The purpose of the Special Meeting is to vote on an amendment and restatement to our Articles of Incorporation to authorize the issuance of ten million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of any class or series of preferred stock, as are set by the Board of Directors, and to make certain technical and clarifying amendments to the Articles of Incorporation, and to act upon such other matters as may properly come before the meeting or any adjournment thereof. We sometimes refer to the amendment and restatement of our Articles of Incorporation described above as the "Amendment and Restatement."

Quorum and Voting

        The Company's only voting security is its common stock, each share of which entitles the holder thereof to one vote on the matter to come before the Special Meeting. Shareholders of the Company do not have cumulative voting rights. Holders of our common stock may be entitled to assert dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act, a copy of which is attached as Appendix C, if the amended and restated articles of incorporation are approved and are filed with the South Carolina Secretary of State. However, based on the advice of the Company's counsel, the Company believes that its shareholders are not entitled to dissenters' rights in connection with the proposed Amendment and Restatement of the Company's Articles of Incorporation to authorize the issuance of preferred stock.

        At the close of business on November 17, 2008 (the "Record Date"), the Company had issued and outstanding 11,243,747 shares of common stock, which were held of record by approximately [                        ] persons. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the common stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

        The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. If a share is represented for any purpose at the Special Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Special Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. Whether or not a quorum has been established, the chairperson of the meeting shall have the authority to adjourn the meeting at his discretion, including, if necessary, to solicit additional proxies in the event that these are not sufficient affirmative votes at the time of the Special Meeting to adopt the Amendment and Restatement. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company's bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

Actions to be Taken by Proxies

        Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the approval of the amended and restated articles of incorporation that authorize the issuance of preferred stock. If a shareholder submits a proxy but does not specify how he would like it to be voted, the proxy will be voted "FOR" the approval of the amended and restated articles of incorporation that authorize the issuance of preferred stock and "FOR" the chairperson of the Special Meeting to have the authority to adjourn or postpone the Special Meeting to solicit additional proxies. A record shareholder's failure to execute and return a proxy card or otherwise to vote at the special meeting will have the same effect as a vote "AGAINST" the Amendment and Restatement. If a record shareholder abstains from voting, the abstention will also have the effect of a vote "AGAINST" the Amendment and Restatement. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote "AGAINST" the Amendment and Restatement. As to any other matter of business that may be brought before the Special Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

        Accordingly, our Board of Directors urges you to complete, date, and sign the accompanying proxy form, or such other document as your broker or other nominee instructs you to use if your shares are held in "street name," and return it promptly according to the terms of the proxy card.

Revocation of Proxy

        Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Special Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: Secretary. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

Voting Procedures

        If a quorum is present at the Special Meeting, the Amendment and Restatement will require the affirmative vote of two-thirds of our outstanding common stock as of the Record Date, or at least 7,495,825 shares. Our directors and executive officers own approximately            % of our outstanding shares, and they have indicated that they intend to vote their shares "FOR" the Amendment and Restatement. If a quorum is present, approval of the proposal for the chairperson of the Special Meeting to have the authority to adjourn or postpone the Special Meeting if necessary to solicit additional proxies and any other matters that may be considered and acted upon at the Special Meeting will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.

  Voting by Record Shareholders

        If you are a shareholder of record, you can also attend the Special Meeting and vote in person. If you hold your shares of record in your own name, you can vote your shares in any manner specified on the attached proxy card, including marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record and sign, date, and return your proxy card without indicating how you want to vote, your proxy will be voted "FOR" approval of the Amendment and Restatement.

        You may also vote by Internet or telephone. If you vote using the Internet or telephone, you do not need to return your proxy card. We have designed telephone and Internet voting procedures that authenticate your identity as a shareholder, allow you to give your voting instructions and confirm that your instructions have been properly recorded. The deadline for telephone and Internet voting is                        m. Eastern Time on December  [            ], 2008.

  Voting by Shareholders whose Shares are held in "Street Name"

        If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in street name, you may attend the Special Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

        Brokers or other nominees will not have the authority to vote shares they hold for you in street name on the Amendment and Restatement unless you give them specific instructions on how to vote following the directions they have provided to you with this Proxy Statement. Although valid proxies submitted by brokers or other nominees that hold shares in street name as record owners and as to which no vote is marked (so-called "broker non-votes") will be included in determining the number of votes present or represented at the Special Meeting for purposes of determining a quorum, the shares will not be voted on the Amendment and Restatement, and will have the same effect as votes "AGAINST" the Amendment and Restatement.

Rights of Dissenting Shareholders

        Holders of our common stock may be entitled to assert dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act, a copy of which is attached as Appendix C, if the amended and restated Articles of Incorporation are approved and are filed with the South Carolina Secretary of State. However, based on the advice of the Company's counsel, the Company believes that its shareholders are not entitled to dissenters' rights in connection with the proposed Amendment and Restatement. If you are a holder of common stock and wish to assert a right to dissent from the proposed amendment and restatement of our Articles of Incorporation, you must properly exercise your rights according to the South Carolina dissenters' rights statute. If you dissent but the proposed amended and restated articles of incorporation are approved by the other shareholders and are filed with the Secretary of State of South Carolina, we may be required to pay you the fair value of the shares with respect to which you have properly exercised dissenters' rights, and you will no longer be a holder of such shares. Any shareholder intending to assert dissenters' rights should not vote in favor of the amended and restated articles of incorporation and must file a written notice of intent to demand payment for his or her applicable shares with the corporate secretary of the company before the vote is taken at the Special Meeting. A vote against approval of the amended and restated articles of incorporation will not, in and of itself, satisfy the requirements of the South Carolina dissenters' rights statute. A copy of Chapter 13 of the South Carolina Business Corporation Act is attached as Appendix C to this proxy statement. This statute sets forth the rights of shareholders who wish to dissent from the amendment and restatement of our Articles of Incorporation. This is a technical statute and requires that a shareholder take certain actions by specified dates in order properly to dissent. If you are interested in dissenting, we urge you to read this statute carefully and to consult with your own legal counsel to determine whether you are entitled to dissent and so as to be in strict compliance with the statute.

Effectiveness of Proposed Amendment and Restatement

        If the proposed Amendment and Restatement is approved by the affirmative vote of two-thirds of the shares of common stock outstanding on the Record Date, the Amendment and Restatement will become effective if, and when, Articles of Amendment are filed with the Secretary of State of South Carolina. Approval of the Amendment and Restatement by the shareholders will not require that the Articles of Amendment be filed, and our Board of Directors may decide to abandon the Amendment and Restatement after shareholder approval.

PROPOSAL NO. 1: AMENDMENT TO THE ARTICLES OF INCORPORATION

The Proposed Amendment and Restatement

        Our Board of Directors has proposed an amendment and restatement of our Articles of Incorporation to authorize ten million shares of preferred stock, par value $0.01 per share. The Board of Directors has elected to restate the Articles of Incorporation because the amendment affects multiple provisions of the Articles of Incorporation, but each of those changes, which are set forth in Appendix A to this proxy statement, is being proposed for the purpose of authorizing the preferred stock or deleting an obsolete provision.

        Our Articles of Incorporation currently authorize only the issuance of common stock. The Amendment and Restatement will vest in the Board of Directors the authority to issue the preferred stock in one or more classes or series and, to the extent permitted by law, fix and determine the preferences, limitations and relative rights of the shares of any class or series so established. Provisions in a company's articles of incorporation authorizing preferred stock in this manner are often referred to as "blank check" provisions, as they give a board of directors the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which our securities are then listed), to create one or more classes or series of preferred stock and to determine by resolution the terms of each such class or series. Shareholders are being asked to approve the proposed Amendment and Restatement at the Special Meeting.

        The obsolete provisions that would be deleted from our Articles of Incorporation relate to the designation of our initial directors and our initial registered officer and registered agent in connection with our incorporation in 1985.

Reasons for the Amendment and Restatement

        The Company plans to submit an application to the United States Department of the Treasury (the "Treasury") to participate in the Capital Purchase Program (the "Capital Purchase Program"), the details of which are described below. Participation in the Capital Purchase Program requires the authorization and issuance of preferred stock to the Treasury (the "Senior Preferred Stock"). The Company's Articles of Incorporation currently do not authorize the issuance of preferred stock. The purpose of the Special Meeting is to vote on an amendment and restatement of the Company's Articles of Incorporation to authorize the issuance of up to ten million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of one or more classes or series of preferred stock, as are set by the Board of Directors, and to make certain technical and clarifying amendments to the Articles of Incorporation, and to act upon such other matters as may properly come before the meeting or any adjournment thereof.

        If the Amendment and Restatement is approved, SCBT may be able to participate in the Treasury's Capital Purchase Program. SCBT has not made a final decision to participate in the Capital Purchase Program if the Amendment and Restatement is approved. Whether or not we participate in the Capital Purchase Program, if the Amendment and Restatement is approved, our Board of Directors will be authorized to issue preferred shares at any time it deems it appropriate to do so, and will be authorized to set the preferences, limitations and relative rights, within legal limits, of such stock.

        Amending our Articles of Incorporation to authorize the issuance of preferred stock will provide our Board of Directors with greater flexibility in raising capital. The availability of preferred stock will allow the Company to increase its financing alternatives by allowing the Board of Directors to issue several financial instruments that qualify as hybrid securities and receive favorable regulatory capital treatment. Moreover, the preferred stock will enable the Company to respond promptly to, and take advantage of, market conditions and other favorable capital opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve each contemplated stock issuance. Although the Company is currently "well capitalized" under applicable regulatory guidelines, the Board of Directors would like to ensure that, particularly during this economic cycle, the Company is well-positioned to raise capital if appropriate to support and manage existing operations or growth opportunities.

        We presently contemplate no particular transaction involving the issuance of preferred stock other than the Treasury's limited purchase of Senior Preferred Stock; however, the Board of Directors believes it is in the Company's and its shareholders' best interest to amend and restate the Articles of Incorporation to authorize the issuance of preferred stock.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT AND RESTATEMENT.

Effect of the Proposed Amendment and Restatement

  Authority of the Board of Directors

        If the Amendment and Restatement is approved, the Board of Directors will be authorized to issue preferred stock, from time to time, with full, limited or no voting power, and with all the designations, preferences and relative, participating, optional or special voting rights, and qualifications, limitations or other restrictions upon the preferred stock, as may be provided in resolutions adopted by the Board of Directors. The authority of the Board of Directors will include, but is not limited to, the determination or filing of the following with respect to shares of any class or series of preferred stock other than the Senior Preferred Stock:

  •
  The distinctive designation of and the number of shares (up to the number of shares authorized) of any class or series of preferred stock;

  •
  The rate and time at which, and the terms and conditions upon which, dividends shall be paid and whether such dividends shall be cumulative or noncumulative;

  •
  Whether the shares will be convertible into or exchangeable for shares of any other class or series of stock and the terms and conditions of the conversion or exchange;

  •
  Whether the shares will be subject to redemption, and the redemption price or prices, and the time or times at which, and the terms and conditions upon which, the shares may be redeemed;

  •
  The rights, if any, of the holders of the shares upon the voluntary or involuntary liquidation of the Company;

  •
  The terms of the sinking fund or redemption or purchase account, if any, to be provided for the shares; and

  •
  The voting powers, full or limited, if any, of the holders of the shares.

        The Amendment and Restatement provide that preferred stock will not be entitled to preemptive rights and will not vote cumulatively.

The terms of the Senior Preferred Stock will ultimately be determined by the Treasury. The anticipated terms of the Senior Preferred Stock are summarized below and in the term sheet attached hereto as Appendix B.

        If the proposal is not approved, the Company will not be able to participate in the Capital Purchase Program.

  Potential Anti-Takeover Effect

        The amendment and restatement of the Articles of Incorporation to authorize the issuance of preferred stock could adversely affect the ability of third parties to take over or change the control of the company. The authorization or issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company. The rights of the holders of common stock will be subject to the rights of any preferred stock that may be issued in the future.

        The Board of Directors has no present intention of issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. The Board of Directors could, in the exercise of its fiduciary duties to the Company and its shareholders, determine to issue preferred stock for such purposes in the future. The Board of Directors may also issue preferred stock for capital-raising activities or other corporate purposes that have the effect of making an acquisition of the Company materially more difficult or costly, as could be the case if the Board of Directors were to issue additional common stock for such purposes. At this time, the only issuance of preferred stock contemplated by the Board of Directors is the potential issuance of Senior Preferred Stock to the Treasury pursuant to the Capital Purchase Program, which is intended for capital raising purposes only.

        At present, the Board of Directors believes that the authorization of the preferred stock is in the best interest of the Company and its shareholders because it enhances our ability to potentially take advantage of the Capital Purchase Program and would provide flexibility for other future capital-raising transactions.

Terms of Treasury's Preferred Stock

        The following description is based upon information currently available to us concerning the terms of the Capital Purchase Program and does not purport to be complete in all respects. A summary of certain proposed terms of the Capital Purchase Program is attached hereto as Appendix B. The final terms of our participation in the Capital Purchase Program, including the specific terms of the Senior Preferred Stock and the related warrants, would be set forth in investment agreements and related documents to be issued by Treasury and executed by us. The general forms of these investment agreements and related documents are available on Treasury's website, at www.treas.gov/initiatives/eesa/application-documents. THE COMPANY CAN OFFER NO ASSURANCE THAT THE TREASURY WILL NOT CHANGE THE TERMS AND CONDITIONS OF THE CAPITAL PURCHASE PROGRAM, THAT THE TREASURY WILL ALLOW THE COMPANY TO PARTICIPATE IN THE CAPITAL PURCHASE PROGRAM, OR THAT THE COMPANY WILL ELECT TO PARTICIPATE IN THE CAPITAL PURCHASE PROGRAM IF IT IS ACCEPTED BY THE TREASURY.

  General

        Under our Articles of Incorporation, as proposed to be amended and restated, the Company will have authority to issue up to ten million shares of preferred stock with a par value of $0.01 per share. Pending approval of the amendment and restatement to our Articles of Incorporation described in this Proxy Statement and the approval of the Treasury, we estimate that we may issue between 21,600 and 64,800 shares of Senior Preferred Stock for an aggregate purchase price of between $21.6 million and $64.8 million pursuant to the Capital Purchase Program based on our risk-weighted assets as of September 30, 2008. Subject to limitations on use of proceeds that may be specified by the Treasury, the Company would expect to use the proceeds of the issuance of the Senior Preferred Stock for general corporate purposes, which may include deploying such proceeds to strengthen the capital positions of our subsidiary banks. When issued, the Senior Preferred Stock would be validly issued, fully paid and nonassessable.

        Prior to the issuance of the Senior Preferred Stock, the Company would have filed Articles of Amendment to our Amended and Restated Articles of Incorporation with respect to the Senior Preferred Stock with the South Carolina Secretary of State. When issued, the Senior Preferred Stock would have a fixed liquidation preference of $1,000 per share. If we liquidate, dissolve or wind up our affairs, holders of Senior Preferred Stock would be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per share equal to the liquidation preference per share plus any unpaid dividends for all prior Dividend Periods (as defined below) plus a pro rata portion of the dividend for the then-current Dividend Period to the date of liquidation. The Senior Preferred Stock would not be convertible into our common stock or any other class or series of our securities and would not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

  Ranking

        The Senior Preferred Stock issued to Treasury would rank senior to the Company's common stock and at an equal level in the capital structure with any other preferred shares other than preferred shares which by their terms rank junior to any other preferred shares.

  Dividends

        Holders of Senior Preferred Stock, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Senior Preferred Stock as to payment of dividends, would be entitled to receive, only when, as and if declared by our Board of Directors or a duly authorized committee of the Board, out of assets legally available for payment, cash dividends. Dividends would be cumulative. These dividends would be payable at a rate of 5.00% per annum until the fifth anniversary of the date of issuance, and thereafter at a rate of 9.00% per annum (the "Dividend Rate"), applied to the $1,000 liquidation preference per share and would be paid quarterly in arrears on the 15th day of February, May, August and November of each year commencing on February 15, 2009 (each, a "Dividend Payment Date"), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A "Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Senior Preferred Stock would commence upon the date of original issuance of the Senior Preferred Stock. Dividends would be paid to holders of record on the respective date fixed for that purpose by our Board of Directors or a committee thereof in advance of payment of each particular dividend.

        The amount of dividends payable per share of Senior Preferred Stock on each Dividend Payment Date would be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        The consent of the Treasury would be required for any increase in the dividends paid to the common stock until the earlier of (i) the third anniversary of the date of issue of the Senior Preferred Stock and (ii) the date on which the Senior Preferred Stock has been redeemed in whole or the Treasury has transferred all Senior Preferred Stock to third parties.

        The Company is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

  Conversion Rights

        The Senior Preferred Stock would not be convertible into shares of any other class or series of our stock.

  Redemption

        The Senior Preferred Stock would not be redeemable prior to the third anniversary of the date of issuance, except with the proceeds of a Qualified Equity Offering (as defined below) that results in proceeds to us of not less than 25% of the issue price of the Senior Preferred Stock. A "Qualified Equity Offering" is the sale by us for cash, following the date of issuance of the Senior Preferred Stock, of common stock or perpetual preferred stock that qualifies as Tier 1 capital under the risk-based capital guidelines of the Federal Reserve. On any date after the third anniversary of the date of issuance the Senior Preferred Stock may be redeemed, in whole or in part, at our option, from any source of funds. Any such redemption would be at a cash redemption price of $1,000 per share of

Senior Preferred Stock, plus any unpaid dividends for all prior Dividend Periods for that share, plus a pro rata portion of the dividend for the then-current Dividend Period to the redemption date. Holders of Senior Preferred Stock would have no right to require the redemption or repurchase of the Senior Preferred Stock.

        Under the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, any redemption of the Senior Preferred Stock would be subject to prior approval of the Federal Reserve. Subject to this limitation or of any outstanding debt instruments, we or our affiliates may from time to time purchase any outstanding Senior Preferred Stock by tender, in the open market or by private agreement.

  Liquidation Rights

        In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Senior Preferred Stock would be entitled to receive an amount per share (the "Total Liquidation Amount") equal to the fixed liquidation preference of $1,000 per share of Senior Preferred Stock, plus any unpaid dividends for all prior Dividend Periods plus a pro rata portion of the dividend for the then-current Dividend Period to the date of liquidation. Holders of the Senior Preferred Stock would be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Senior Preferred Stock.

        If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Senior Preferred Stock and all holders of any shares of our stock ranking as to any such distribution on parity with the Senior Preferred Stock, the amounts paid to the holders of Senior Preferred Stock and to such other shares would be paid pro rata in accordance with the respective Total Liquidation Amount for those holders. If the Total Liquidation Amount per share of Senior Preferred Stock has been paid in full to all holders of Senior Preferred Stock and the liquidation preference of any other shares ranking on parity with the Senior Preferred Stock has been paid in full, the holders of common stock or any other shares ranking, as to such distribution, junior to the Senior Preferred Stock would be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us will constitute a liquidation, dissolution or winding up of our affairs.

  Voting Rights

        Except as indicated below or otherwise required by law, the holders of Senior Preferred Stock would not have any voting rights, other than class voting rights on (i) any authorization or issuance of shares ranking senior to Treasury's preferred stock, (ii) any amendment to the rights of the Senior Preferred Stock, or (iii) certain mergers, exchanges or similar transaction that would adversely affect the rights of the Senior Preferred Stock. If dividends on the Senior Preferred Stock are not paid in full for six Dividend Periods, whether or not consecutive, the Senior Preferred Stock will have the right to elect, together with any voting parity stock, two directors. The right to elect directors will end when full dividends have been paid for four consecutive Dividend Periods.

  Regulatory Capital Treatment

        We would expect the Senior Preferred Stock to qualify as Tier I capital under the Federal Reserve's risk-based capital guidelines applicable to bank holding companies.

  Transferability

        The Senior Preferred Stock would not be subject to any contractual restrictions on transferability, and we may be obligated to file a registration statement under the Securities Act of 1933, as amended, as promptly as practicable after issuing the Senior Preferred Stock to the Treasury. The Treasury may transfer the Senior Preferred Stock to third parties at any time.

ADDITIONAL TERMS OF PARTICIPATION IN THE CAPITAL PURCHASE PROGRAM

Transferability

        If we participate in the Capital Purchase Program, the Company may be required to file a shelf registration statement covering the Senior Preferred Stock as promptly as practicable after the date of issue and, if necessary, take all action required to cause such shelf registration statement to be declared effective as soon as possible. We would also grant to the Treasury piggyback registration rights for the Senior Preferred Stock and take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred Stock including, if requested by the Treasury, using reasonable efforts to list the Senior Preferred Stock on a national securities exchange. If requested by the Treasury, we will appoint a depositary to hold the Senior Preferred Stock and issue depositary receipts.

Limits on Executive Compensation

        As a condition to participation in the Capital Purchase Program, the Company and its senior executive officers must agree to certain limits on executive compensation. Specifically, the Company must:

  •
  Ensure that incentive compensation for these executives does not encourage unnecessary and excessive risk taking;

  •
  Implement a required "clawback" of any bonus or incentive compensation paid to any such executive, based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate;

  •
  Not make any "golden parachute payments" (as defined in the Internal Revenue Code) to any such executive; and

  •
  Agree not to deduct for tax purposes any executive compensation in excess of $500,000 of each such executive.

As an additional condition to closing, the Company and its senior executive officers covered by the Economic Emergency Stabilization Act of 2008 (EESA) must grant to the Treasury a waiver releasing the Treasury from any claims that we and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of EESA and any guidance or regulations issued by the Treasury on or prior to the date of issue to carry out the provisions of such subsection. We expect that each executive officer will agree in writing to be bound by the applicable Capital Purchase Program restrictions on compensation during any period that he or she is a senior executive officer and Treasury holds an equity or debt position acquired through the Capital Purchase Program.

Warrants

        In connection with the Capital Purchase Program and in addition to the Senior Preferred Stock, the Treasury would receive warrants to purchase a number of shares of our common stock having an aggregate market price equal to 15% of the Senior Preferred Stock on the date of issuance. The initial exercise price of the warrants, and the market price for determining the number of shares of common stock subject to the warrants, would be the market price for the common stock on the date of issuance of the Senior Preferred Stock (calculated on a twenty-day trailing average) and subject to certain anti-dilution adjustments. The warrants would have a term of ten years and would be immediately exercisable upon issuance. The Treasury would agree not to exercise any voting power with respect to any shares of common stock issued upon exercise of the warrants; however, the warrants would, subject to certain restrictions, be transferable, and the transferee may not be subject to any restrictions on voting rights. The number of shares subject to the warrants would be reduced by 50% if, prior to December 31, 2009, we have received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred Stock in a Qualified Equity Offering. To the extent we redeem the Senior Preferred Stock held by the Treasury, we would have a right to repurchase any warrants or any common stock issued upon exercise of the warrants and held by the Treasury at fair market value.

CERTAIN EFFECTS OF PARTICIPATION IN THE CAPITAL PURCHASE PROGRAM

Use of Proceeds

        If our application is approved and we sell Senior Preferred Stock to the Treasury, we would expect to receive between approximately $21.6 million and $64.8 million of capital under the Capital Purchase Program. The Treasury's stated purposes of the Capital Purchase Program are to stabilize the financial system and to ensure that credit is available to customers and businesses. We expect the Company to use the proceeds from the sale of securities to the Treasury in accordance with these stated purposes by building upon our already strong capital levels, providing the Company with the flexibility to withstand a deeper and longer recession, if it occurs, continuing to provide credit to our customers, including small businesses and consumers, and providing the Company the ability to capitalize on any strategic opportunities that may arise in the future. However, there can be no assurance that our application will be approved or if it is approved, that we will receive an amount within the range estimated above.

Rights of Existing Common Shareholders

        The Company currently has only one class of capital stock and that is common stock. If the Company participates in the Capital Purchase Program, the rights of its common shareholders would generally not be affected, except that the Treasury's ownership interest in the Company would be a preferred interest and would entitle the Treasury to certain preferences over the common stock shareholders. Issuance of Senior Preferred Stock would give its holders the right, in case we are ever liquidated, to be paid the liquidation value of the Senior Preferred Stock out of our residual assets before any payment is made to the common shareholders. All dividends due on the Senior Preferred Stock would have to be paid before any dividends could be paid on our common stock. The issuance of the Senior Preferred Stock and warrants to purchase shares of our common stock may reduce our earnings per share of common stock, which could negatively affect the Company's common stock price. Also, the amount of our common stock dividends could not be increased in the first three years that the Treasury owns the Senior Preferred Stock without the consent of the Treasury. If we do not pay the dividends on the Senior Preferred Stock in full for six dividend periods, whether or not consecutive, the holders of the Senior Preferred Stock would have the right to elect two directors to our Board of Directors. That right would continue until all past dividends on the Senior Preferred Stock are paid in full.

Dilution of Common Shareholders

        Because the preferential liquidation amount of the Senior Preferred Stock would equal its gross purchase price, the issuance of the Senior Preferred Stock would not change the tangible book value of our common stock, pro rated between the Senior Preferred Stock and our common stock on the basis of their relative tangible book value. Because the Senior Preferred Stock's claim on our earnings would be limited to a fixed amount, the tangible book value of our common stock before the payment of any common stock distributions may increase or decrease in the future depending on whether our earnings exceed the amount required to pay dividends due on the Senior Preferred Stock or not. As noted above, we would not be able to pay dividends on our common stock unless we had paid all dividends due on the Senior Preferred Stock.

        If we issue Senior Preferred Stock to the Treasury, we would also have to issue to the Treasury warrants to purchase shares of our common stock for an exercise price equal to the average closing price of our stock on the 20 trading days immediately proceeding the date on which we sign the agreement to sell the Senior Preferred Stock to the Treasury. On November     , 2008, the closing price of our common stock was $          . The warrants would expire the earlier of when they are exercised or ten years from the date of issue. If the warrants are exercised at anytime when the exercise price is less than the tangible book value of the shares received, the exercise would be dilutive to the tangible book value of the then existing common shareholders. The amount of the dilution would depend on the number of common shares issued on exercise of the warrants and the amount of the difference between the exercise price and the book value of the common shares.

Registration Rights

        As discussed above under "Additional Terms of Participation in the Capital Purchase Program," if we sell Senior Preferred Stock and warrants to the Treasury we would be required to grant registration rights to the Treasury. Those rights require us, at our expense, to register with the SEC some or all of our securities that are held by the Treasury in order to permit the Treasury to make a public offering of those securities. The out-of-pocket cost to us of doing so, as well as the indirect cost of the time that would have to be spent by our personnel, could be substantial.

Company Operations

        If we sell Senior Preferred Stock and warrants to the Treasury, we would be required to make modifications to the way our executive compensation arrangements are structured. Specifically, our Board of Directors would have to review our incentive compensation arrangements with our senior officers and make reasonable efforts to ensure that such arrangements do not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of the financial institution. As long as the Treasury owns our securities, our Board of Directors would also have to meet annually with our senior executive officers to review the relationship between our risk management policies and practices. It would also be a requirement that any bonus and incentive compensation paid to our senior executives during the period that Treasury holds our securities acquired under the Capital Purchase Program be subject to being repaid to us if the payments were based on materially inaccurate financial statements or other performance metric criteria. Further, we would be required, during the period the Treasury holds our securities acquired under the Capital Purchase Program, to prohibit severance payments to our senior executive officers in excess of an amount which is approximately three times the average of their annual compensation for the prior five years. We believe that this requirement would necessitate a temporary change in the terms of our president and our chief financial officer's employment arrangements. Finally, we would be required not to claim a deduction for federal income tax purposes of executive compensation that would not be deductible if Section 162(m)(5) of the Internal Revenue Code were to apply to us.

        All of these requirements are expected to increase our administrative costs somewhat and are not likely to reduce the compensation paid to our senior executive officers. Neither are they expected to have any material impact on the way we operate our business or our financial condition or results of operations.

Capital

        If we sell between $21.6 million and $64.8 million of capital to the Treasury under the Capital Purchase Program, the pro forma impact on our capital would have been approximately as follows (using the assumption that the sale had occurred on September 30, 2008 and giving effect to our sale of common stock in a private placement on October 28, 2008, which generated net proceeds of approximately $26.8 million (the "Common Stock Raise"), as if it had occurred on September 30, 2008):

  •
  Our pro forma total shareholders equity would increase from $219.6 million (actual) to $241.2 (if $21.6 million is received) or $284.4 (if $64.8 million is received).

  •
  Our pro forma regulatory capital ratios would increase as shown below:

	Actual at 9/30/08	Pro Forma 9/30/08 w/ Common Stock Raise	Pro Forma 9/30/08 w/ Common Stock Raise and $21.6 Million Sold to Treasury	Pro Forma 9/30/08 w/ Common Stock Raise and $64.8 Million Sold to Treasury
Total capital (to risk-weighted assets)	11.28%	12.52%	13.52%	15.52%
Tier 1 capital (to risk-weighted assets)	9.34%	10.57%	11.57%	13.57%
Tier 1 capital (to average assets)	7.46%	8.46%	9.26%	10.85%

        Although nothing has caused the Company to believe that any application it submits to Treasury for participation in the Capital Purchase Program would not be approved, there can be no assurance that Treasury will approve any application submitted by the Company or that the application will be approved in the amount requested. If Treasury does not approve our application to participate in the Capital Purchase Program, or we elect not to participate, there will be no material adverse effect on our liquidity, capital resources or results of operations, and the Bank will remain well-capitalized under applicable regulatory guidelines.

SELECTED ADDITIONAL MATTERS RELATED TO CHANGES OF CONTROL

Mergers, Consolidations, Exchanges, Sales of Assets or Dissolution

        The Company's Articles of Incorporation provide that, with respect to any plan of merger, consolidation or exchange or any plan for the sale of all, or substantially all, of our property and assets, with or without the goodwill, or any resolution to dissolve us, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds of our full Board of Directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of our outstanding shares. If a majority of the full board of directors approves any such plan or resolution, the plan or resolution need only be approved by the affirmative vote of holders of two-thirds of our outstanding common shares. Consequently, unless a majority of our directors favor such a plan or resolution, it may be very difficult to effect any such transaction.

Statutory Matters

         Business Combination Statute.    The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a "business combination" (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation's board of directors before the 10% shareholder's share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our Articles of Incorporation do not contain such a provision. An amendment of our Articles of Incorporation to that effect would, however, permit a business combination with an interested shareholder although that status was obtained prior to the amendment. This statute would apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

         Control Share Acquisitions.    The South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

        The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an "acquiring person statement" with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders. We are not authorized by our Articles of Incorporation or bylaws to redeem control shares.

        The provisions of the Control Share Acquisitions Act will only apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

PROPOSAL NO. 2:

APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT
OF THE SPECIAL MEETING

        A proposal may be submitted to shareholders at the Special Meeting to authorize the chairperson of the Special Meeting to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in the event (a) there are not sufficient affirmative votes present at the time of the Special Meeting to adopt the Amendment and Restatement, or (b) a quorum is not present at the time of the Special Meeting. Any adjournment or postponement of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

        The affirmative vote of a majority of the shares represented at the Special Meeting and entitled to vote is required to approve this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL NO. 2.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Any shareholder of the Company desiring to include a proposal in the Company's 2009 proxy materials for action at the 2009 Annual Meeting of Shareholders must have delivered the proposal to the executive offices of the Company no later than November 15, 2008 if such proposal is to be considered for inclusion in the 2009 proxy materials. Only proper proposals that are timely received will be included in the Company's 2009 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the Board of Directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice should be addressed to the governance committee of the Company at P.O. Box 1030, Columbia, South Carolina 29202. The recommendation must set forth the name and address of the shareholder or shareholder group making the nomination; the name of the nominee; his or her address; the number of shares of Company stock owned by the nominee; any arrangements or understandings regarding nomination; the five-year business experience of the recommended candidate; legal proceedings within the last five years involving the candidate; a description of transactions between the candidate and the Company valued in excess of $120,000 and other types of business relationships with the Company; a description of any relationships or agreements between the recommending shareholder or group and the candidate regarding nomination; a description of known relationships between the candidate and the Company's competitors, customers, business partners or other persons who have a business relationship with the Company; and a statement of the recommended candidate's qualifications for board membership. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

        The Company does not have a formal process by which shareholders may communicate with the Board of Directors. Historically, however, the chairman of the Board of Directors has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the Board of Directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the Board of Directors may do so by writing to the secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of November 12, 2008, the number and percentage of outstanding shares of common stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned(1)	Common Shares Beneficially Owned(2)	Percent of Shares Outstanding
Jimmy E. Addison	2,709	500	*
Luther J. Battiste, III	3,907	2,818	*
Joe E. Burns(4)(6)	16,837	8,544	*
Thomas S. Camp(4)(6)	14,674	16,821	*
Dalton B. Floyd, Jr.	22,056	1,025	*
M. Oswald Fogle	14,831	3,777	*
Dwight W. Frierson(5)	17,666	5,133	*
Robert R. Hill, Jr.(4)(6)	58,784	22,491	*
Robert R. Horger(4)(6)	42,943	29,943	*
Harry M. Mims, Jr.	39,940	3,519	*
Ralph W. Norman	10,983	1,550	*
Alton C. Phillips	8,344	—	*
John C. Pollok(3)(4)(6)	17,793	25,568	*
James W. Roquemore(3)(5)	18,553	4,196	*
Thomas E. Suggs	4,541	4,014	*
Susie H. VanHuss	4,097	1,025	*
John F. Windley(4)(6)	10,339	11,837	*
John W. Williamson, III	56,107	3,546	*
All directors and executive officers as a group (21 persons)(2)(4)(6)(7)	459,040	161,668	5.5%

*
Indicates less than one percent of the outstanding SCBT Financial Corporation common stock shares.

(1)
As reported to the Company by the directors, nominees and executive officers.

(2)
Based on the number of shares acquirable by directors and executive officers through vested stock options within 60 days of the Record Date of November 17, 2008.

(3)
Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Pollok, 571 shares and Mr. Roquemore, 9,544 shares.

(4)
Includes shares held as of December 31, 2007 by the Company under the Company's Employee Savings Plan, as follows: Mr. Burns, 1,807 shares; Mr. Camp, 627 shares; Mr. Hill, 3,170; Mr. Horger, 1,555 shares; Mr. Pollok, 2,790 shares; Mr. Windley 931 shares; and all directors and executive officers as a group, 18,820 shares.

(5)
For Mr. Frierson, includes 7,039 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Roquemore, includes 7,483 shares owned by Patten Seed Company, of which Mr. Roquemore is a 30% owner and management affiliate.

(6)
Includes shares of restricted stock, as to which the executive officers have full voting privileges. The shares are as follows: Mr. Burns, 4,725 shares; Mr. Camp, 4,939 shares; Mr. Hill, 17,298 shares; Mr. Horger, 1,501 shares; Mr. Pollok, 7,537 shares; Mr. Windley, 3,961 shares; and all directors and executive officers as a group, 51,617 shares. These restricted stock shares are not currently vested.

(7)
Other Section 16 Filers included in the "All directors and officers as a group" are: Richard C. Mathis—26,726 and 7,262; Dane H. Murray—65,641 and 7,338; and Karen L. Dey—1,569 and 761.

 BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

        The following table sets forth, as of June 30, 2008, the number and percentage of outstanding shares of common stock that exceed 5% beneficial ownership by any single person or group, as known by the Company:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Shares Outstanding
Common Stock	Wellington Management Company, LLP 75 State Street, Boston, MA 02109	939,478	8.36%

(1)
Beneficial ownership of Wellington Management Company, LLP is based on a Form 13F filed with the SEC on August 14, 2008, by Wellington Management Company, LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We expect that representatives from                                    Certified Public Accountants, our independent registered public accounting firm will be present and available to answer appropriate questions at the Special Meeting, and will have the opportunity to make a statement if they desire to do so.

OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the meeting of shareholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

FORWARD LOOKING STATEMENTS

        Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

        We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this Proxy Statement or in any of our filings with the Securities and Exchange Commission ("SEC") or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC.

APPENDIX A

The following text is a comparison of SCBT's current Articles of Incorporation with the proposed amendments. The deletions to the Articles are indicated with strikethroughs and the additions to the Articles are underlined.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SCBT FINANCIAL CORPORATION

~~(As originally adopted February 21, 1985 and subsequently amended through February 20, 2004).~~

  FIRST: The name of the corporation is SCBT Financial Corporation

  SECOND: The duration of the corporation is perpetual.

  ~~THIRD: The street and post office address of its initial registered office in the State of South Carolina shall be 520 Gervais Street, Columbia, South Carolina, 29201, County of Richland, and the name of its initial registered agent at such address is C. John Hipp, III.~~

  THIRD: [deleted]

  FOURTH: The specific purpose or purposes for which the corporation is organized, stated in general terms are: to exercise all powers of a banking holding company which is registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and to engage in any and all banking and non-banking activities allowed for such a bank holding company under state and federal law, and to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of South Carolina.

  FIFTH: The aggregate number of shares which the corporation shall have the authority to issue is (i) Forty Million (40,000,000) shares of one class of Common Stock each of which shall have a par value of Two Dollars Fifty Cents ($2.50) (which are referred to in these amended and restated articles of incorporation (these "Articles of Incorporation") as "shares," with the holders of shares being referred to in these Articles of Incorporation as "shareholders" or "stockholders"), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $.01 per share (referred to in these amended and restated Articles of Incorporation as "preferred stock"). The board of directors shall have the authority to specify the preferences, limitations and relative rights of any class or series of preferred stock. Holders of preferred stock are referred to herein as "preferred stockholders." No preferred stock will be deemed to be "voting stock" for purposes of these Articles of Incorporation, or to be "outstanding stock" for purposes of Article Sixteenth of these Articles of Incorporation.

  SIXTH: The capital stock of the corporation may be issued for valid corporate purposes upon authorization by the Board of Directors of the corporation without prior stockholder approval. Such authorization by the Board of Directors may be made by a majority or other vote of the Board as may be provided in the Bylaws of the corporation. The provisions of this Article Sixth may only be amended or repealed by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation.

  SEVENTH: The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted earned surplus available therefore and to the extent of unreserved and unrestricted capital surplus available therefore.

  EIGHTH: The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required in the event that the Board of Directors of the corporation does not recommend to the stockholders of the corporation a vote in favor of (1) a merger, exchange or consolidation of the corporation with, or (2) a sale, exchange or lease of all or substantially all of the assets of the corporation to, any person or entity. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, of 25 percent or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than 45 days prior to any acquisition of such assets. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Eighth.

  NINTH: The affirmative vote of the holders of not less than 80% of the outstanding shares of all voting stock of the corporation and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than the Controlling Party shall be required for the approval or authorization of any merger, consolidation, or sale, exchange or lease of all or substantially all the assets of the corporation (as defined in Article Eighth of this Articles of Incorporation) shall be required to approve or authorize any such transaction involving any shareholder owning or controlling 20% or more of the corporation's voting stock at the time of the proposed transaction ("Controlling Party"); provided, however, that these voting requirements shall not be applicable in such transactions (a) in which the cash or fair market value of the property, securities or other consideration to be received (which includes common stock of this corporation retained by its existing shareholders in such a transaction in which the corporation is the surviving entity) per share by holders of common stock of the corporation in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and distributions), paid by the Controlling Party in the acquisition of any of its holdings of the corporation's common stock in the three years preceding the announcement of the proposed transaction; or (b) recommended by the majority of the entire Board of Directors. The affirmative vote of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Ninth. The requirements of this Article Ninth are in addition to and separate from any consent or approval that may be required by those Articles of Incorporation to authorize any merger, consolidation, or sale, exchange or lease of all or substantially all the assets of the Corporation (as defined in Article Eighth).

  TENTH: Shareholders can remove directors with or without cause only by the affirmative vote of the holders of eighty (80%) of the Corporation's shares. Cause shall mean fraudulent or dishonest acts or gross abuse of authority in the discharge of duties to the Corporation and shall be established after written notice of specific charges and the opportunity to meet and refute such charges.

  ELEVENTH: The Board of Directors of the corporation shall consist of a maximum of twenty (20) persons. Directors may increase membership on the Board up to this maximum, but may not do so once the maximum membership is reached. The terms of the members of the Board of Directors elected at the first annual shareholders meeting shall be set so as to implement staggered terms, i.e., the terms of one-third (or as near one-third as possible) of the Directors shall be one year, the terms of one-third shall be two years and the terms of one-third shall be three years. Thereafter, one-third of the Directors shall be elected by a majority of the votes cast at each annual meeting of the shareholders or by similar vote at any special meeting called for the purpose, to serve three-year terms. Each Director shall hold office until the expiration of the term for which he is elected, except as otherwise stated in the Bylaws, and thereafter until his successor has been elected and qualified. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Eleventh.

  ~~TWELFTH: The number of directors constituting the initial Board of Directors is seventeen (17). The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:~~

  ~~J. Gavin Appleby~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~J. Donald Collier~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~W. B. Cox~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~Austin Cunningham~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~C. Parker Dempsey~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~Clarence F. Evans~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~John L. Gramling, Jr.~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~Charlton B. Horger~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~F. O. Hutto, Jr.~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~R. H. Jennings, III~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~Edward V. Mirmow, Jr.~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~J. C. McAlhany~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~R. Park Newton, Jr.~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~J. A. Richardson, Jr.~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~Jesse D. Shirer~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~Henry Tecklenburg, Jr.~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  ~~Howard E. Thomas~~
  ~~345 John C. Calhoun Dr., S.E.~~
  ~~Orangeburg, SC 29115~~

  TWELFTH: [deleted]

  THIRTEENTH: Shareholders and holders of preferred stock shall not have cumulative voting rights.

  FOURTEENTH: ~~The~~Neither the holders of the shares ~~of~~nor the ~~corporation~~preferred stock shall have ~~no~~ preemptive rights ~~to acquire any shares in the corporation~~.

  FIFTEENTH: ~~Article deleted by amendment on April 23, 1996.SIXTEENTH:~~ A majority of the entire Board of Directors shall have the power to alter, amend or repeal the Bylaws of the corporation. Shareholders may alter, amend, or repeal the ~~bylaws~~Bylaws only by the affirmative vote of the holders of eighty (80%) of outstanding stock of the corporation.

  ~~SEVENTEENTH: Article deleted by amendment on April 23, 1996.~~

  ~~EIGHTEENTH~~SIXTEENTH: A special meeting of shareholders, called by shareholders, the Board of Directors or any members thereof, or any officer of the corporation, to consider a vote in favor of a merger or consolidation of the corporation with or a sale, exchange or lease of substantially all of the assets of the corporation to any person or entity, as defined under Articles Eighth and Ninth of these Articles of Incorporation, which is not recommended by the Board of Directors of the corporation, shall require attendance in person or by proxy of eighty percent (80%) of the shareholders of the corporation in order for a quorum for the conduct of business to exist. Such a meeting may not be adjourned absent notice if a quorum is not present. Such eighty percent (80%) quorum requirement will apply at any annual meeting called to consider such a non-Board recommended transaction.

  ~~NINETEENTH:~~ SEVENTEENTH: No director of the corporation shall be personally liable to the corporation or its shareholders or preferred stockholders for monetary damages for breach of his fiduciary duty as a director occurring after the effective date hereof; provided, however, the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders or preferred stockholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the South Carolina Business Corporation Act of 1988, as amended from time to time (the "Act"), or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Act or any successor law or laws. Any repeal or modification of the foregoing protection by the shareholders (and, if applicable, preferred stockholders) of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

  ~~TWENTIETH:~~ EIGHTEENTH: When evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of the Corporation, the Board of Directors shall consider the interests of the employees of the Corporation and the community or communities in which the Corporation and its subsidiaries, if any, do business in addition to the interest of the Corporation's shareholders and preferred stockholders.

APPENDIX B

Treasury Term Sheet Issued October 14, 2008

TARP Capital Purchase Program

Senior Preferred Stock and Warrants

Summary of Senior Preferred Terms
Issuer:
Qualifying Financial Institution ("QFI") means (i) any U.S. bank or U.S. savings association not controlled by a Bank Holding Company ("BHC") or Savings and Loan Holding Company ("SLHC"); (ii) any U.S. BHC, or any U.S. SLHC which engages only in activities permitted for financial holdings companies under Section 4(k) of the Bank Holding Company Act, and any U.S. bank or U.S. savings association controlled by such a qualifying U.S. BHC or U.S. SLHC; and (iii) any U.S. BHC or U.S. SLHC whose U.S. depository institution subsidiaries are the subject of an application under Section 4(c)(8) of the Bank Holding Company Act; except that QFI shall not mean any BHC, SLHC, bank or savings association that is controlled by a foreign bank or company. For purposes of this program, "U.S. bank", "U.S. savings association", "U.S. BHC" and "U.S. SLHC" means a bank, savings association, BHC or SLHC organized under the laws of the United Sates or any State of the United States, the District of Columbia, any territory or possession of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands. The United States Department of the Treasury will determine eligibility and allocation for QFIs after consultation with the appropriate Federal banking agency.
Initial Holder:	United States Department of the Treasury (the "UST").
Size:	QFIs may sell preferred to the UST subject to the limits and terms described below.
Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and (ii) 3% of its risk-weighted assets.
Security:
Senior Preferred, liquidation preference $1,000 per share. (Depending upon the QFI's available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depositary to hold the Senior Preferred and issue depositary receipts.)
Ranking:	Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Regulatory Capital Status:	Tier 1.
Term:	Perpetual life.
Dividend:
The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. For Senior Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.
Redemption:
Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds from a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred. After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI. All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of noncumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFI's primary federal bank regulator.
"Qualified Equity Offering" shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash.
Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

Restrictions on Dividends:	For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.
Common dividends:
The UST's consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.
Repurchases:
The UST's consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties. In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under "Restrictions on Dividends".
Voting rights:
The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred.

If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Transferability:	The Senior Preferred will not be subject to any contractual restrictions on transfer. The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange. If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.
Executive Compensation:
As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection. As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

Summary of Warrant Terms
Warrant:
The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under "Reduction". The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The exercise price shall be reduced by 15% of the original exercise price on each six-month anniversary of the issue date of the warrants if the consent of the QFI stockholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.
Term:	10 years.
Exercisability:	Immediately exercisable, in whole or in part.
Transferability:
The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009. The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the warrants and the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants. The QFI will apply for the listing on the national exchange on which the QFI's common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.
Voting:	The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

Reduction:	In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and (ii) 0.5.
Consent:
In the event that the QFI does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the warrants and/or stockholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its stockholders as soon as practicable after the date of this investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into common stock.
Substitution:
In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI stockholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrant, as determined by the UST.

APPENDIX C

CHAPTER 13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT

§ 33-13-101. Definitions.

        In this chapter:

(1)
"Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2)
"Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
(3)
"Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
(4)
"Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(5)
"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6)
"Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
(7)
"Shareholder" means the record shareholder or the beneficial shareholder.

§ 33-13-102. Right to dissent.

        (a)   A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

(1)
consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
(2)
consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
(3)
consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;
(4)
an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
(i)
alters or abolishes a preferential right of the shares;
(ii)
creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
(iii)
alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

  (iv)
  excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
  (v)
  reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or
(5)
in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;
(6)
any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (b)   Notwithstanding subsection (a), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

§ 33-13-103. Dissent by nominees and beneficial owners.

        (a)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

        (b)   A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

§ 33-13-200. Notice of dissenters' rights.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (b)   If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

§ 33-13-210. Notice of intent to demand payment.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

        (b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

§ 33-13-220. Dissenters' notice.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

        (b)   The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

(1)
state where the payment demand must be sent and where certificates for certificated shares must be deposited;
(2)
inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;
(3)
supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;
(4)
set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
(5)
be accompanied by a copy of this chapter.

§ 33-13-230. Shareholders' payment demand.

        (a)   A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

        (b)   The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        (c)   A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

§ 33-13-240. Share restrictions.

        (a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

        (b)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 33-13-250. Payment.

        (a)   Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

        (b)   The payment must be accompanied by:

(1)
the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
(2)
a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
(3)
an explanation of how the interest was calculated;
(4)
a statement of the dissenter's right to demand additional payment under Section 33-13-280; and
(5)
a copy of this chapter.

§ 33-13-260. Failure to take action.

        (a)   If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b)   If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

§ 33-13-270. After-acquired shares.

        (a)   A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

        (b)   To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

§ 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

        (a)   A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

(1)
dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;
(2)
corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
(3)
corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (b)   A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

§ 33-13-300. Court action.

        (a)   If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b)   The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c)   The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

        (d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

§ 33-13-310. Court costs and counsel fees.

        (a)   The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

        (b)   The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)
against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or
(2)
against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (c)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        (d)   In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FROM THE SHAREHOLDERS OF
SCBT FINANCIAL CORPORATION

FOR THE SPECIAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON DECEMBER [            ], 2008

        The undersigned shareholder of SCBT Financial Corporation (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of the Shareholders dated November [            ], 2008 (the "Notice of Special Meeting"), and hereby appoints Robert R. Hill, Jr., John C. Pollok and Richard C. Mathis, and any of them together or individually, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the special meeting to be held at                         p.m. on December [            ], 2008 at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina 29201, and any adjournment or postponement thereof.

        My shares should be voted as follows:

  1.
  Approval to amend and restate the Company's Articles of Incorporation to authorize the issuance of up to ten million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class or series of preferred stock, as are set by the Board of Directors, and to delete certain obsolete provisions of the Articles of Incorporation, as set forth in the Company's proxy statement; and

    ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

  2.
  To grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the Amendment and Restatement or (b) a quorum is not present at the Special meeting.

    ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

  3.
  Approval of such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSALS.

Dated:	, 2008	Dated:	, 2008

Signature of Shareholder		Signature of Joint Shareholder (if applicable)

Please sign exactly as name appears on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PROMPTLY VOTE BY TELEPHONE, INTERNET, OR BY MAIL ON THE PROPOSALS PRESENTED, FOLLOWING THE INSTRUCTIONS ON THIS PROXY CARD FOR WHICHEVER VOTING METHOD YOU PREFER. IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

000004

MR A SAMPLE
DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

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000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 29, 2008.

Vote by Internet

•   Log on to the Internet and go to

www.investorvote.com

•   Follow the steps outlined on the secured website.

Vote by telephone

•         Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    ☒

Special Shareholder Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1.

Approval to amend and restate the Company’s Articles of Incorporation to authorize the issuance of up to ten million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of any class or series of preferred stock, as are set by the Board of Directors, and to delete certain obsolute provisions of the Articles of Incorporation, as set forth in the Company’s proxy statement.

	☐	☐	☐

2.

To grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the Amendment and Restatement or (b) a quorum is not present at the Special meeting.

	☐	☐	☐

3.

Approval of such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

	☐	☐	☐

B   Non-Voting Items

Change of Address – Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.		Signature 2 – Please keep signature within the box.

/ /
	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR
	0 2 A V	0 1 9 9 4 9 1	A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>                           00Z4ZB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SCBT FINANCIAL CORPORATION

520 Gervais Street

Columbia, South Carolina 29201

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FROM THE SHAREHOLDERS OF SCBT FINANCIAL CORPORATION

FOR THE SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON DECEMBER 30, 2008

The undersigned shareholder of SCBT Financial Corporation (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of the Shareholders dated November XX, 2008 (the “Notice of Special Meeting”), and hereby appoints Robert R. Hill, Jr., John C. Pollok and Richard C. Mathis, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the special meeting to be held at 10:00 a.m. on December 30, 2008 at the Company’s headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina 29201, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSALS.

PROMPTLY VOTE BY TELEPHONE, INTERNET, OR BY MAIL ON THE PROPOSALS PRESENTED, FOLLOWING THE INSTRUCTIONS ON THIS PROXY CARD FOR WHICHEVER VOTING METHOD YOU PREFER. IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

QuickLinks

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
PROPOSAL NO. 1: AMENDMENT TO THE ARTICLES OF INCORPORATION
ADDITIONAL TERMS OF PARTICIPATION IN THE CAPITAL PURCHASE PROGRAM
CERTAIN EFFECTS OF PARTICIPATION IN THE CAPITAL PURCHASE PROGRAM
SELECTED ADDITIONAL MATTERS RELATED TO CHANGES OF CONTROL
PROPOSAL NO. 2
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF CERTAIN PARTIES
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
FORWARD LOOKING STATEMENTS
CHAPTER 13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT